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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 21, 2004

                                 NAVISITE, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                  000-27597                  52-2137343
(State or other jurisdiction of      (Commission                (IRS Employer
         incorporation)              File Number)            Identification No.)

          400 MINUTEMAN ROAD
        ANDOVER, MASSACHUSETTS                                    01810
(Address of principal executive offices)                        (Zip code)

(Registrant's telephone number, including area code): (978) 682-8300

                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2004, NaviSite, Inc. ("NaviSite") entered into Amendment #3 To Lease (the "Amendment") with 400 River Limited Partnership (the "Landlord"), which amends the Lease, dated as of May 14, 1999, between NaviSite and the Landlord for the premises located at 400 Minuteman Road, Andover, Massachusetts, 01810, as amended (the "Lease"). Pursuant to the Amendment, (i) NaviSite exercised its first extension option under the Lease and extended the expiration date of the Lease term from January 31, 2012 to January 31, 2018, (ii) the annual base rent per square foot of agreed rentable area for the extended term is (A) $17.00 for the period commencing February 1, 2012 and ending January 31, 2015 and (B) $17.65 for the period commencing February 1, 2015 and ending January 31, 2018, and (iii) provided that NaviSite timely pays all rent and other amounts due under the Lease and all amounts then due under two promissory notes made and issued by NaviSite to U.S. Managers Realty, Inc. in the original principal amounts of $2.2 million and $150,000, respectively, the Landlord is obligated to pay to NaviSite $173,862 in September 2004, $173,862 in October 2004 and $173,862 in November 2004.

The foregoing description is subject to, and qualified in its entirety by, the Amendment filed as an exhibit hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 24, 2004                NAVISITE, INC.


                                        /s/ John J. Gavin, Jr.
                                        ------------------------
                                            John J. Gavin, Jr.
                                            Chief Financial Officer
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                                  EXHIBIT INDEX

99.1 Amendment #3 to Lease dated as of September 21, 2004 by and between 400 River Limited Partnership and the Registrant.